A.C. POIRIER & ASSOCIATES INC.

MAILING ADDRESS:
133 PRINCE WILLIAM ST.
SUITE #401
SAINT JOHN, NB, E2L 2B5
TEL. 506-634-1202
FAX 506-634-1205
WWW.ACPINC.CA

September 13, 2006

TO: THE CREDITORS OF THE CANADIAN INTELISYS GROUP OF COMPANIES CONVERGIX, INC., CYNAPTEC INFORMATION SYSTEMS INC., INTELISYS (NS) CO., INTELISYS ACQUISITION INC., INTELISYS AVIATION SYSTEMS INC. (collectively, the "Debtor")
OF THE TOWN OF SHEDIAC IN THE PROVINCE OF NEW BRUNSWICK

Dear Sir or Madam:

The Debtor has filed a Proposal pursuant to the provisions of Part III, Division I of the Bankruptcy and Insolvency Act (the "BIA"). The Proposal applies to all unsecured creditors having claims outstanding as of June 29, 2006, the date the original Notice of Intention to Make a Proposal was filed.

You will find the following information attached to this letter:

1. Notice of Proposal to Creditors;
2. Notice of Hearing of Application for Court Approval;
3. Trustee's Report on the Proposal;
4. Proposal and Statement of Financial Position (in the form of a Statement of Affairs);
5. List of Creditors, included in the Statement of Affairs;
6. Voting Letter; and
7. Proof of Claim form with Proxy and instructions for completion.

The date, time and location of the meeting of creditors to consider the Proposal are provided in the attached Notice (item 1). For the Proposal to be approved, the BIA requires that it be accepted by a majority in number and two-thirds (2/3) in dollar value of unsecured creditors who vote. Creditors may vote in person or by proxy at the creditors' meeting or by voting letter. A voting letter is enclosed for creditors to use to indicate their vote for, or against, the acceptance of the Proposal. To be eligible to vote, the creditors must have filed with the Trustee (A.C. Poirier & Associates Inc.) before the creditors' meeting, a Proof of Claim form properly completed, signed and witnessed as required. Detailed instructions as to the completion of the Proof of Claim form are included with this material.

If the Proposal is accepted by the creditors, the Trustee will then proceed to Court on October 4, 2006, in accordance with the attached Notice (item 2), seeking Court for approval of the Proposal. If the Court gives such approval, the Proposal will be binding on all unsecured creditors with claims provable under the BIA. Notice of the Court hearing to approve is being sent at this time due to cash flow constraints with the Debtors and the necessity to complete the purchase transaction as soon as possible.

If the required majority of creditors do not accept the Proposal, the debtor will be bankrupt immediately.

Yours truly,

A.C. POIRIER & ASSOCIATES INC.
Trustee in the Proposal of the Debtor

Per:
Robert W. Powell, CA•CIRP
Trustee in Bankruptcy

District of New Brunswick
Division No. 04 – Moncton
Court No.: 12381/12382/12383/12384/12385
Estate No.: 51-879293/309/319/326/332

NOTICE OF PROPOSAL TO CREDITORS
IN THE MATTER OF THE PROPOSAL OF
THE CANADIAN INTELISYS GROUP OF COMPANIES
CONVERGIX, INC., CYNAPTEC INFORMATION SYSTEMS INC., INTELISYS (NS) CO, INTELISYS ACQUISITION INC., INTELISYS AVIATION SYSTEMS INC.

Take notice that THE CANADIAN INTELISYS GROUP OF COMPANIES has lodged with us a proposal under the Bankruptcy and Insolvency Act. The proposal was lodged with the Official Receiver on the 8th day of September, 2006.

A copy of the proposal, a condensed statement of the debtor assets and liabilities and a list of the creditors affected by the proposal whose claims amount to $250.00 or more are enclosed herewith.

A general meeting of the creditors of the debtor will be held at

The ATCAN Centre
1405 Mountain Road, Unit 100
Moncton, NB

on the 29th day of September, 2006 at the hour of 1:30 PM

The creditors or any class of creditors qualified to vote at the meeting may by special resolution accept the proposal as made or as altered or modified at the meeting. If so accepted and if approved by the Court, the proposal is binding on all the creditors or the class of creditors affected.

Proofs of claim, proxies and voting letters intended to be used at the meeting must be lodged with me prior to the commencement of the meeting.

Dated at Saint John, New Brunswick, this 13th day of September, 2006.

A. C. POIRIER & ASSOCIATES INC. - Trustee
Per:

Trustee

SPE0020

District of New Brunswick
Division No. 04 – Moncton
Court No.: 12381/12382/12383/12384/12385
Estate No.: 51-879293/309/319/326/332

NOTICE OF HEARING OF APPLICATION FOR COURT APPROVAL
OF PROPOSAL
(Paragraph 58(b))
IN THE COURT OF QUEEN'S BENCH OF NEW BRUNSWICK
NEW BRUNSWICK
IN BANKRUPTCY AND INSOLVENCY
IN THE MATTER OF THE PROPOSAL OF
THE CANADIAN INTELISYS GROUP OF COMPANIES
CONVERGIX, INC., CYNAPTEC INFORMATION SYSTEMS INC., INTELISYS (NS) CO,
INTELISYS ACQUISITION INC., INTELISYS AVIATION SYSTEMS INC.

Take notice that an application will be made to the Court at Court of Queen's Bench,, In Bankruptcy and Insolvency 4th Floor, 110 Charlotte Street,, Saint John, New Brunswick on the 4th day of October, 2006 at 9:30 AM to approve the proposal of THE CANADIAN INTELISYS GROUP OF COMPANIES accepted by the creditors at a meeting held on the 29th day of September, 2006.

Dated at Saint John, New Brunswick, this 13th day of September, 2006.

Trustee

SPE0380

District of New Brunswick
Division No. 04 – Moncton
Court No.: 12381/12382/12383/12384/12385
Estate No.: 51-879293/309/319/326/332

IN THE MATTER OF THE JOINT PROPOSAL OF
THE CANADIAN INTELISYS GROUP OF COMPANIES
CONVERGIX, INC., CYNAPTEC INFORMATION SYSTEMS INC., INTELISYS (NS) CO.
INTELISYS ACQUISITION INC., INTELISYS AVIATION SYSTEMS INC.
(collectively the "Debtor" or the "Debtor Companies")
OF THE TOWN OF SHEDIAC IN THE PROVINCE OF NEW BRUNSWICK

TRUSTEE'S REPORT ON THE PROPOSAL

BACKGROUND AND SUMMARY OF PROPOSAL

The Debtor filed a Notice of Intention to Make a Proposal (an "NOI") to its creditors under the *Bankruptcy and Insolvency Act* (the "BIA") on June 29, 2006, and A.C. Poirier & Associates Inc. was appointed as trustee (the "Trustee"). Then, on July 27, 2006, the Court issued an order extending the time to file a proposal to September 10, 2006. As September 10th was a Sunday, this proposal (the "Proposal") was actually filed on September 11, 2006.

The Debtor companies are directly or indirectly controlled by Intelisys Aviation Systems of America Inc. ("IYSA"), a public company. The Court order issued on July 27, 2006, also authorized the filing of a joint proposal by the Debtor Companies.

The Debtor Companies and IYSA have, for all intents and purposes, operated as one entity since 2001 and operate with only one bank account for all of the companies together. There are significant inter-company transactions and the vetting of such transactions to determine the ownership of assets and the proper entity responsible for debts would be cost prohibitive. As a result, the Debtor Companies have filed a joint proposal seeking to deal with their collective assets and liabilities on a joint basis.

IYSA has not been included in the joint proposal but has filed its own proposal. IYSA's proposal seeks to settle its debts on the basis of the payments being made to the creditors from the Debtor Companies joint proposal plus $1,250 per creditor. IYSA has only eight creditors according to its statement of affairs.

The Debtor Companies' joint proposal provides that a new company will purchase all of the assets of the Debtor Companies and assume the secured indebtedness of the Debtor Companies. The Trustee understands that the ownership of the purchaser company is comprised of key employees of the Debtor Companies as well as new investors. The purchaser will pay $200,000 in cash and $250,000 in "Newco Notes" to the Trustee under the joint proposal to fund the fees and expenses of the Trustee, Grant Thornton (as financial advisor) and legal costs in relation to these proceedings. The balance of the cash and notes will be distributed to the unsecured and preferred creditors in accordance with the terms of the joint proposal. We have not summarized the terms of the distribution as they are reasonably complicated. Reference should be made directly to the terms of the joint proposal.

The joint proposal also provides for a number of conditions precedent to the completion of the purchase transaction and funding of the Trustee. These conditions precedent are outlined in section 10 of the joint proposal.

IDENTIFICATION AND EVALUATION OF ASSETS

The assets are as described in the statement of affairs. The assets of the Debtor companies are substantially comprised of the software and intellectual property developed to deliver integrated solutions for regional, mid-sized airlines and fleet operators. The Debtor companies also own computers, equipment and office furnishings necessary to service their customers.

In the event of a bankruptcy of the Debtor, it is the Trustee's view that little net value would be recovered from the assets of the Debtor Companies after costs and payment of secured claims against those assets. With respect to the software and intellectual property, the Debtor companies key employees are critical to its operation and maintenance. With or without out significant cooperation by such employees, recovery of any material value from the software is doubtful. Also, the Trustee is of the view that the customers of the Debtor would not pay any accounts receivable outstanding as they may well suffer irreparable harm in the event of the Debtor Companies' bankruptcy.

CONDUCT OF DEBTOR

The Trustee is not aware of any preferential payments, settlements or reviewable transactions and has not made any investigation in order to ascertain whether or not such transactions occurred.

The Trustee is not aware of any actions of the Debtor which may be subject to censure or which might constitute an offence under the *Bankruptcy and Insolvency Act*. The Trustee has not made any investigation in order to ascertain whether or not any such actions occurred.

CREDITOR'S CLAIMS

The claims of the Debtor's creditors are outlined on the statement of affairs.

It is important to note that the most significant unsecured creditor is IYSA for $2,946,000. IYSA will not be participating in the distribution of assets under the joint proposal.

PREVIOUS BUSINESS DEALINGS WITH THE DEBTOR

The Trustee has had no prior dealings with the Debtor other than in relation to the Proposal and in relation to the NOI and anticipated proposal filings of the Subsidiaries.

INFORMAL MEETINGS WITH MAJOR CREDITORS

The Trustee has not had direct conversations with any of the Debtor's creditors.

REMUNERATION OF TRUSTEE

The Trustee will be paid in accordance with its professional time incurred in relation to this proceeding charged at its normal hourly rates. Grant Thornton has acted as financial advisor to the Debtor companies and the joint proposal also provides for its fees and expenses and the fees and expenses of legal counsel in relation to these proceedings to be paid in priority to the claims of creditors. The Trustee and Grant Thornton, prior to accepting the engagement in relation to these proceedings, registered a general security agreement against the Debtor companies and IYSA as guarantor of such costs, to secure the payment of fees and expenses.

It is estimated that the combines fees and expenses of the Trustee, Grant Thornton and legal counsel will be $50,000 to $75,000.

STATEMENT OF ESTIMATED REALIZATION

No statement of estimated realizations has been provided. As discussed above, this joint proposal provides for the payment of $450,000 by way of cash and "Newco Notes" for the assets of the Debtor companies and this significantly exceeds the anticipated realizations in a bankruptcy scenario.

Each ordinary unsecured creditor (excluding employee claims) will receive the first $150 of their claim. After that, the distribution to ordinary unsecured creditors (excluding employee claims) has been estimated at approximately 10% of the ordinary creditor claims on top of receiving the first $150 of each claim. The distribution will be comprised of a combination of cash (estimated at 3%) and "Newco Notes" (estimated at 7%). The actual distribution will be dependent upon the actual amount of claims filed and admitted.

If this Proposal is not approved by the creditors, the Debtor will be deemed to have filed an assignment in bankruptcy. In this situation, we anticipate that the creditors will receive nothing.

RECOMMENDATIONS

The Trustee recommends that the creditors vote in favour of the joint proposal as the joint proposal provides for a significantly better recovery for the creditors than a bankruptcy would provide.

DATED: September 13, 2006

A.C. POIRIER & ASSOCIATES INC.
Trustee in the Proposal of the Debtor

Per:
Robert W. Powell, CA•CIRP
Trustee in Bankruptcy

Court Numbers: 12381, 12382, 12383, 12384, and 12385
Estates Numbers: 51-879293, 879309, 879319, 879326, and 879332

IN THE COURT OF QUEEN'S BENCH OF NEW BRUNSWICK
IN BANKRUPTCY AND INSOLVENCY
JUDICIAL DISTRICT OF SAINT JOHN

IN THE MATTER OF THE JOINT PROPOSALS OF
Convergix Inc., Cynaptec Information Systems Inc., InteliSys Acquisition Inc., InteliSys (Ns) Co., InteliSys Aviation Systems Inc.

PROPOSAL

Convergix Inc., Cynaptec Information Systems Inc., InteliSys Acquisition Inc., InteliSys (Ns) Co., InteliSys Aviation Systems Inc., the above-named debtors (hereinafter called the "Corporation") hereby submit the following joint proposal (Proposal) under the Bankruptcy and Insolvency Act (the "Act"):

Newco

1. The existing employees of the Corporation and a group of new equity investors have incorporated a new company, 627450 NB Inc. (Newco) for the purpose of acquiring all assets of the Corporation.

Newco will purchase all assets of the Corporation as follows:

i. $200,000 in cash (Cash);
ii. $250,000 in Newco Notes; see paragraph 9 below;

The purchase and sale is subject to paragraph 10, Conditions Precedent.

Secured Creditors

2. Payment of the claims of the secured creditors shall be made in the following manner:

Secured claims shall be assumed by Newco. Newco shall make satisfactory arrangements with the holders of secured creditors to assume those claims.

Preferred Claims

3. Payment in priority to all other claims of all claims directed by the said Act to be so paid in the distribution of the property of a bankrupt shall be provided for as follows:

   Preferred claims, without interest, to be paid in full in priority to all claims of ordinary creditors.

Fees and Expenses

4. Provision for payment of all proper fees and expenses of the trustee , proper fees and expenses of the financial advisor Grant Thornton Limited and the legal costs of the trustee and the Corporation on and incidental to the proceedings arising out of this Proposal, including the preparation of this Proposal, shall be made in the following manner:

   All such fees and expenses shall be paid in priority to all claims of preferred and ordinary creditors.

Crown Claims

5. All claims of Her Majesty in right of Canada or a province of a kind that could be subject to a demand under subsection 224(1.2) of the Income Tax Act (Canada) or under any substantially similar provision of provincial legislation and that were outstanding on the date of the filing of the notice of intention shall be paid in full within six (6) months of the date of court approval of this Proposal.

Landlord Claim - Disclaimer

6. In the case of the lease of real property disclaimed or repudiated by the Corporation pursuant to subsection 65.2(1) of the Act, the landlord affected by the disclaimer or repudiation may file a proof of claim for its actual losses resulting from the disclaimer of its lease by the Corporation. The actual loss being defined as the difference between the old and new monthly rental rates of $9,583 and $2,000 respectively, for a period of five months. The landlord shall rank as an Ordinary Class A Creditor as defined below in paragraph 8.1.1.

Employees

7. In the case of employees and former employees of the Corporation, amounts equal to the amounts that they would be qualified to receive under paragraph 136(1)(d) of the Act if the Corporation became bankrupt on the date of court approval of this Proposal, shall be paid to the employees and former employees of the Corporation forthwith after

court approval of this Proposal.

Ordinary Creditors - Unsecured Claims

8.1 Classes

For the purpose of this Proposal all Ordinary Creditors shall be divided into the following separate classes:

8.1.1 Class A Creditors

Class A Creditors shall be those persons with claims not referred to in paragraphs 2,3,4, 5 and 7 of this Proposal, including claims of every nature and kind whatsoever, whether due or not due for payment as of the date of the Notice of Intention, and including contingent or unliquidated claims arising out of any transaction entered into by the Corporation prior to the date of the Notice of Intention, save and except for the claim of InteliSys Aviations Systems of America Inc. (IYSA);

8.1.2 Class B Creditor

The Class B Creditor shall be IYSA;

8.1.3 Class C Creditors

Class C Creditors shall be those persons who are employees and former employees with claims over and above the amounts to be paid under section 136(1)(d) of the Act, as described in paragraph 7 above.

8.2 Payment of Unsecured claims

Claims of Ordinary Creditors will be paid as follows:

8.2.1 Class A Creditors

Class A Creditors shall receive on a prorata basis, the balance of the Cash from the sale of assets to Newco, after payments are made under paragraphs 3, 4, 5 and 7 above.

The first $150 of each claim shall be paid in full in Cash.

Class A Creditors collectively, shall receive $200,000 in Newco Notes which will be issued on a prorata basis.

The Cash and the Newco Notes will be paid and issued forthwith upon court approval of this proposal.

8.2.2 Class B Creditor

The Class B Creditor shall forgive the debt owed by the Corporation;

For greater certainty, the Class B Creditor shall not receive any of the Cash or Newco Notes from the sale of the Corporation's assets to Newco.

8.2.3 Class C Creditors

Class C Creditors collectively, shall receive $50,000 in Newco Notes to be distributed on a prorata basis. These notes shall be subordinated to those notes issued to Class A Creditors and only paid after the capital on Newco Notes to Class A Creditors have been paid in full.

The Newco Notes will be issued forthwith after Court Approval of this Proposal.

Newco Notes

9. The major attributes of the Newco Notes will be as follows:

i. 8% interest calculated and payable annually;
ii. Capital repayable annually in payments equivalent to 50% of Net After Tax Income above $100,000;
iii. Due in full no later than three years after the date of Court Approval of this Proposal;
iv. Unsecured;
v. The notes issued to Class C Creditors will be subordinated to, and the capital paid only after the notes to Class A Creditors have been paid in full;
vi. Discounted face value for early redemption;
   - Prior to having attained the profit level described in paragraph 9ii above, Newco may at its sole discretion, redeem in whole or in part the outstanding Newco Notes as follows:
     a. at 80% of face value plus interest if redeemed within one year after the date of Court Approval of this Proposal;
     b. at 90% of face value plus interest if redeemed one year after but before two years from the date of Court Approval of this Proposal;
     c. Notes under $1,000 issued to Class A Creditors may, be redeemed collectively at 80% of face value plus interest anytime prior to the date one year after Court Approval of this Proposal;

Conditions Precedent

10. As provided for in the Act, the arrangements set out in this Proposal will not take effect

unless the conditions set forth below are substantially satisfied on or before the date of Court Approval of this Proposal.

(a). All approvals and consents to the Proposal that may be required have been obtained including: the approval of the statutory majority of all classes of ordinary creditors and approval of all relevant financing by Newco's equity investors as well as receiving confirmation on the eligibility of the New Brunswick Tax credit for that equity investment;

(b). The sale of the Corporation's assets to Newco has been finalized and a Vesting Order to that effect has been granted in favor of Newco. Newco may at its sole discretion, waive this requirement for a Vesting Order.

(c). The Proposal of IYSA has been approved concurrently by the Creditors and the Court.

Compromise Effective for all Purposes

11. The payment, compromise or other satisfaction of any claim under this Proposal shall be binding upon such creditor, its heirs, executors, administrators, successors and assigns, for all purposes and shall also be effective to relieve any third party directly or indirectly liable for such indebtedness, whether as guarantor, indemnitor, tenant, director, joint covenantor, principal or otherwise.

Trustee

12. A.C. Poirier & Associates Inc., of the City of St. John, in the Province of New Brunswick, shall be the trustee under this proposal and all monies payable pursuant to this Proposal shall be paid to the trustee, and all Newco Notes shall be delivered to the trustee who will distribute all such payments and Newco Notes in accordance with the terms of this Proposal.

Inspectors

13. At the statutory meeting of creditors to be held to consider this Proposal, the creditors may appoint 1 or more, but not exceeding 3, inspectors under this Proposal whose powers shall be restricted to:

(a). advising the trustee in respect of such matters as may be referred to the inspectors by the trustee;

(b). advising the trustee concerning any dispute that may arise as to the validity of claims of preferred and ordinary creditors under this Proposal; and

(c). approving the trustee's final statement of receipts and disbursements.

Dated at Shediac New Brunswick this 9 day of September, 2006.

Convergix Inc., Cynaptec Information Systems Inc., InteliSys Acquisition Inc., InteliSys (NS) Co., InteliSys Aviation Systems Inc.

By: ______________________
Jock English COO

STATEMENT OF AFFAIRS (Sec 158)
IN THE MATTER OF THE PROPOSAL OF
THE CANADIAN INTELISYS GROUP OF COMPANIES
CONVERGIX, INC., CYNAPTEC INFORMATION SYSTEMS INC., INTELISYS (NS) CO, INTELISYS ACQUISITION INC., INTELISYS AVIATION SYSTEMS INC.

To the Debtor:

You are required to carefully and accurately complete this form and the applicable attachments, showing the state of your affairs on the date of your proposal, June 29, 2006. When completed, this form and the applicable attachments will constitute your Statement of Affairs and must be verified by oath or solemn declaration:

Liabilities

(as stated and estimated by debtor)

1 Unsecured creditors as per list 'A'	6,302,901 00
2 Secured creditors as per list 'B'	45,000 00
3 Preferred creditors as per list 'C'	20,900 00
4 Contingent or other liabilities as per list 'D' estimated to be reclaimable for	2 00
Total Liabilities	6,368,803 00
Surplus	NIL

Assets

(as stated and estimated by debtor)

1 Inventory		NIL
2. Trade fixtures, fittings, utensils, etc		NIL
3. Accounts Receivable, etc as per list 'E'		
Good	108,000 00	
Doubtful	NIL	
Bad	NIL	
Estimated to produce		NIL
4 Bills of exchange, promissory notes, etc as per list 'F'		NIL
5 Deposits in Financial Institutions		NIL
6 Cash		10,000 00
7 Livestock		NIL
8. Machinery, equipment and plant		35,000 00
9 Real property or immovable as per list 'G'		NIL
10. Furniture		NIL
11 RRSPs, RRIFs, Life Insurance, etc		NIL
12 Securities (Shares, bonds, debentures, etc)		NIL
13. Interest under wills		NIL
14. Vehicles		NIL
15. Other Property as per list 'H'		
Prepaid expenses		0 00
Computer software		0 00
If Bankrupt is a Corporation add:		
Amount of capital subscribed		NIL
Amount paid thereon		NIL
Balance subscribed and unpaid		NIL
Estimated to produce		NIL
Total Assets		45,000 00
Deficiency		6,323,803 00

I, Mr. John English Officer of the Bankrupt Corporation of THE CANADIAN INTELISYS GROUP OF COMPANIES , do swear that this statement and attached lists are to the best of my knowledge a full, true and complete statement of its affairs on 6/29/2006 and fully disclose all property of every description, that is in its possession or that may devolve on it in accordance with Section 67 of the Act

SWORN before me in the City of Halifax in the Province of Nova Scotia this 8th day of September 2006

Signature of Debtor or Officer

For the province of Province of

JEREMY D. SCOTT
A Notary Public in and for the Province of Nova Scotia

STATEMENT OF AFFAIRS (Sec 158)
IN THE MATTER OF THE PROPOSAL OF
THE CANADIAN INTELISYS GROUP OF COMPANIES
CONVERGIX, INC., CYNAPTEC INFORMATION SYSTEMS INC., INTELISYS (NS) CO, INTELISYS ACQUISITION INC., INTELISYS AVIATION SYSTEMS INC.
List 'A'
Unsecured Creditors

No	Name	Address	Account No.	Amount of claim
1	2887215 Canada Inc	438 Isabey St Suite 108 St-Laurent QUE H4T 1V3		2,930.00
2	815 Place Bombardier	485 Main Street Shediac NB E4P 2C4		42,815.00
3	Add On Sound & Security Systems	PO Box 1184 Cap-Pele NB E4N 3B1		664.00
4	ADT Security Services Canada	940-6th Avenue SW Suite 700 Calgary AB T2P 3T1		87.00
5	Aero Peninsule Ltee (Air Optima Ltd)	PO Box 3601 Tracadie-Sheila NB E1X 1G5		5,768.00
6	Aircraft Economics (Euromoney Institute)	Nestor House Playhouse Yard London, England EC4V5EX		7,129.00
7	Aliant Mobility	PO Box 1677 Halifax CRO Halifax NS B3J 3W8		2,455.00
8	Aliant Telecom Inc	PO Box 5555 Saint John NB E2L 4V6		16,565.00
9	Alliance Insurance Inc	One Market Square Saint John NB E2L 4Z6		283.00
10	American Stock Transfer & Trust	59 Maiden Lane New York NY 10038		561.00
11	ARINC Incorporated	2551 Riva Road Annapolis MD 21401-7465		5,468.00
12	Armstrong's Communication Ltd	380 Salmon River Mouth Rd. Coal Creek NB E4A 2T7		213.00
13	Atlantic Blue Cross Care	644 Main Street Moncton NB E1C 8L3		79.00
14	Atlantic Canada Opportunities Agency	Attention: Bonnie Christie 644 Main Street PO Box 6051 Moncton NB E1C 9J8		849,546.00
15	Benjamin Vuillemot	94 Redwater Drive Riverview NB E1B 4M5		3,873.00
16	Borderware Technologies Inc	50 Burnamthorpe Road West Suite 502 Mississauga ON L5B 3C2		2,714.00
17	Brian Hoover	29 Browning		904.00

Dated: June 29, 2006

Signature of Debtor or Officer

STATEMENT OF AFFAIRS (Sec 158)
IN THE MATTER OF THE PROPOSAL OF
THE CANADIAN INTELISYS GROUP OF COMPANIES
CONVERGIX, INC., CYNAPTEC INFORMATION SYSTEMS INC., INTELISYS (NS) CO, INTELISYS ACQUISITION INC., INTELISYS AVIATION SYSTEMS INC.
List 'A'
Unsecured Creditors

No	Name	Address	Account No.	Amount of claim
		Arlington Mass 02476-7011		
18	BUCHair UK Ltd	78 High Street Reigate Surrey UK RH29AP		5,114.00
19	Cabinetech Inc	29-245 Hilton Road Box 1114, Station "A" Fredericton NB E3B 5C2		4,738.00
20	Canada Revenue Agency	PO Box 1070 Moncton NB E1C 8P2	86638 2062 RP0001	15,546.00
21	Canada Revenue Agency	Moncton Tax Services Office PO Box 1070 Moncton NB E1C 8P2	86638 2062 RT0001	79,069.00
22	Carbonaro Stewart Kligerman Sugar L	PO Box 1019 77 King St W Toronto ON M5K 1P2		8,190.00
23	Career Beacon	PO Box 1001 939 Main Street Moncton NB E1C 8P3		1.00
24	Cebra Inc	38 Antares Drive Nepean ON K2E 7V2		304.00
25	Charlene Eisenschmid	65 Mathieu-Martin Grand-Barachois NB E4P 7V7		39,769.00
26	CIBC	761 Main Street PO Box 1149 Moncton NB E1C 8P8		1.00
27	City Wide Courier	244 Edinburgh Drive Moncton NB E1E 4C7		13.00
28	CNW Group	20 Bay Street Suite 500 Toronto ON M5J 2N8		1,570.00
29	Colpitts Associates	293 Princess Street Saint John NB E2L 1L4		11,843.00
30	Colpitts Denis Office Supplies	123 Lutz Street Moncton NB E1C 5E8		1.00
31	Comfort Inn-Fredericton	797 Prospect Street Fredericton NB E3B 5Y4		142.00
32	Commerce Blinds	PO Box 548 Grand-Digue NB E4R 1L1		1,482.00
33	Compaq Canada	5150 Spectrum Way Mail Stop W30 Mississauga ON L4W 5G1		3,479.00

Dated: June 29, 2006

Signature of Debtor or Officer

STATEMENT OF AFFAIRS (Sec 158)
IN THE MATTER OF THE PROPOSAL OF
THE CANADIAN INTELISYS GROUP OF COMPANIES
CONVERGIX, INC., CYNAPTEC INFORMATION SYSTEMS INC., INTELISYS (NS) CO, INTELISYS ACQUISITION INC., INTELISYS AVIATION SYSTEMS INC.
List 'A'
Unsecured Creditors

No	Name	Address	Account No	Amount of claim
34	Computer Associates	5935 Airport Road 11th Floor Mississauga ON L4V 1W5		2,988 00
35	Craig Morrissey	3084 Rte 134 Shediac Cape NB E4P 3H6		13,495 00
36	Daley Black & Moreira	PO Box 355, Suite 400 1791 Barrington Street Halifax NS B3J 3K9		10,259 00
37	David Lubin & Associates	92 Washington Avenue Cedarhurst NY 11516		3,234.00
38	Dawson Lane	31 Port Rush Trail Markham ON L6C 1Z3		91,561 00
39	Denis Leger	339 Lutz Street Moncton NB E1C 5G8		437 00
40	Department of Business NB	PO Box 6000 Fredericton NB E3B 5H1		52,079 00
41	Dept. of Business NB	670 King Street PO Box 6000 Fredericton NB E3B 5H1		200 00
42	DHL Customs Ltd	6205 Airport Road Bldg B, Suite 400 Mississauga ON L4V 1E1		9 00
43	Directdial com	572 Wellington Street London ON N6A 3R3		933 00
44	Don Orr	c/o First Air 20 Cope Drive Kanata ON K2M 2V8		80,000 00
45	Dramis Network Cabling Ltd	PO Box 1162 500 St George Street Moncton NB E1C 8P9		5,662 00
46	EACOM	PO Box 13277 Manama Kingdom of Bahrain		79,987 00
47	Ed Eisenschmid	154 Allanford Avenue Ottawa ON K1T 3Y4		389,766 00
48	Electrical & Refrigeration Service	88 Beaverbrook Street Moncton NB E1C 9S7		223 00
49	Elite Heat Pumps	632 Gauvin Road Dieppe NB E1A 1M8		1 00
50	Enterprise Rent-A-Car	1606 West Main Street Suite 104		124 00

Dated: June 29, 2006

Signature of Debtor or Officer

STATEMENT OF AFFAIRS (Sec 158)
IN THE MATTER OF THE PROPOSAL OF
THE CANADIAN INTELISYS GROUP OF COMPANIES
CONVERGIX, INC., CYNAPTEC INFORMATION SYSTEMS INC., INTELISYS (NS) CO, INTELISYS ACQUISITION INC., INTELISYS AVIATION SYSTEMS INC.
List 'A'
Unsecured Creditors

No	Name	Address	Account No	Amount of claim
		Moncton NB E1E 1G5		
51	Ernst & Young	The Fortis Building, 7th Floor 139 Water Street St John's NFLD A1C 1B2		4,925 00
52	Export Development Canada	151 O'Connor Ottawa ON K1A 1K3		1,000 00
53	Fasken Martineau	66 Wellington Street West Suite 4200, TD Bank Tower Toronto ON M5K 1N6		5,070 00
54	Federal Express Canada Ltd	PO Box 4626 Toronto Station "A" Toronto ON M5W 5B4	256886375	902 00
55	Federal Express Canada Ltd	PO Box 2700 Stn Streetsville Mississauga ON L5M 2L8		1 00
56	First Air	20 Cope Drive Kanata ON K2M 2V8		60,939 00
57	Fougere's Cleaning Services	68 Ohio Road Shediac NB E4P 2J9		1 00
58	Frank Kays	58 Bell Street Moncton NB E1E 2H6		52,448 00
59	Frischkorn Audiovisual Rentals Inc	2440 Tedlo Street Mississauga ON L5A 3V3		614 00
60	Ghislain Richard	199 Wesley Street Moncton NB E1C 4W3		1 00
61	Global Knowledge Network (Canada)	535 Legget Drive Suite 200 Kanata ON K2K 3B8		3,099 00
62	Grant Thornton	PO Box 1005 Suite 500, 633 Main Street Moncton NB E1C 8P2		20,965 00
63	Great West Life Assurance Company	PO Box 6000 Winnipeg MB R3C 3A5		1 00
64	Greg Colpitts	71 Rothesay Park Road Saint John NB E2E 5T7		1,736 00
65	GSA Search Consultants	2055 Peel Street #625 Montreal QUE H3A 1V4		62 100 00
66	Huron Dust Control	424 Highlandview Road Moncton NB E1A 2L3		55 00
67	Indcom Leasing	1350 Provincial Road		16,804.00

Dated: June 29, 2006

Signature of Debtor or Officer

STATEMENT OF AFFAIRS (Sec 158)
IN THE MATTER OF THE PROPOSAL OF
THE CANADIAN INTELISYS GROUP OF COMPANIES
CONVERGIX, INC., CYNAPTEC INFORMATION SYSTEMS INC., INTELISYS (NS) CO, INTELISYS ACQUISITION INC.,
INTELISYS AVIATION SYSTEMS INC.
List 'A'
Unsecured Creditors

No	Name	Address	Account No.	Amount of claim
		Unit 400 Windson ON N8W 5W1		
68	Intelisys Aviation Systems of America	815 Bombardier Street Shediac NB E4P 1H9		2,945,989 00
69	Interface Services Pte Ltd	No 12 Sussex Garden Seletar Air Base Singapore, 797919		1 00
70	Jacques Fournier	29 rue de Chevreuil Dieppe NB E1A 8H1		10,509 00
71	Jeff Taylor	44 Bellevue Street St-Louis de Kent NB E4X 1B5		5,279 00
72	Jeremy Byron	25 Dushermalee Grand Barachois NB E4P 7W8		39,199 00
73	Jeanne Stewart	94 Redwater Drive Riverview NB E1B 4M5		3,991.00
74	Jock English	62 Bateman Shediac NB E4P 1G2		254,154 00
75	Joel Hudson	122 Wedgewood Avenue Riverview NB E1B 2C9		8,493 00
76	Kalyn Galloway	46 Strathmore Avenue Unit 9 Riverview NB E1B 5L6		26,062 00
77	Kenny Duffy	112 Caissie Avenue Shediac NB E4P 1K5		14,400 00
78	KLC Holding Ltd	1990 Palmer Drive Bathurst NB E2A 4X8		1 00
79	KPMG	Box 827 1 Factory Lane Moncton NB E1C 8N6		190,178 00
80	Kwik Kopy	150 Edmonton Avenue Moncton NB E1C 3B9		1,643 00
81	Linda Pecora	75 de Mortagne Boucherville QUE J4B 6Y4		1 00
82	Linnk Internet Productions	539 Principale Laval QUE H7X 1G7		12 00
83	Livingston	6725 Airport Road Suite 500 Mississauga ON L4V 1V2		758 00
84	Lloyd Poirier	40m Sur de La Pailla de Bruja San Antonio de Escazu		242,434 00

Dated: June 29 2006

Signature of Debtor or Officer

STATEMENT OF AFFAIRS (Sec 158)
IN THE MATTER OF THE PROPOSAL OF
THE CANADIAN INTELISYS GROUP OF COMPANIES
CONVERGIX, INC., CYNAPTEC INFORMATION SYSTEMS INC., INTELISYS (NS) CO, INTELISYS ACQUISITION INC., INTELISYS AVIATION SYSTEMS INC.
List 'A'
Unsecured Creditors

No	Name	Address	Account No.	Amount of claim
		San Jose, Costa Rica		
85	I SS Tech	Shediac NB		78,074.00
86	Lyreco (Canada) Inc	875 Middlefield Road Scarborough ON M1V 4Z5		693.00
87	Margaret Keizer	134 North River Road Charlottetown PE C1A 3L1		185.00
88	Maritime Marlin Travel	2000 Barrington Street Suite 202 Halifax NS B3J 3K1		8,911.00
89	Mayne Logistics Loomis	200 Westcreek Blvd Brampton ON L6T 5T7		64.00
90	McMillan Binch	4400-181 Bay Street Toronto ON M5J 2T3		265.00
91	Medallion Capital Corp	1226 White Oaks Blvd., Suite 10A Oakville ON L6H 2B9		6,747.00
92	Medallion Consulting	1226 White Oaks Blvd., Suite 10A Oakville ON L6H 2B9		47,723.00
93	MERIT Advisory Services	8 Furnmill Drive Halifax NS B3M 4H2		8,798.00
94	Minolta Business Equipment	38 Sydney Street Saint John NB E2L 2L3		672.00
95	Minolta Business Equipment (Canada)	38 Sydney Street Saint John NB E2L 2L3		72.00
96	Montana HR Services Inc	130 Oakmoor Terrace Moncton NB E1G 1X2		633.00
97	Neil Prasad	2348 Chemin Lucerne Suite 257 Town of Mont-Royal QUE H3R 2J8		8,692.00
98	Neil Roop	203 Edgett Avenue Moncton NB E1C 7B6		1,147.00
99	Neils Hanson	302 Buckingham Riverview NB E1B 2P2		135.00
100	PAC Consulting Services	42 Westminster Court Saint John NB E2K 4S3		211.00
101	Paul Clark	42 Westminster Court Saint John NB E2K 4S3		3,044.00
102	Paul Landry	193 rue pont Breaux Street Shediac NB E4P 2M4		690.00
103	Pitney Bowes	5500 Explorer Drive		421.00

Dated: June 29, 2006

Signature of Debtor or Officer

STATEMENT OF AFFAIRS (Sec 158)
IN THE MATTER OF THE PROPOSAL OF
THE CANADIAN INTELISYS GROUP OF COMPANIES
CONVERGIX, INC., CYNAPTEC INFORMATION SYSTEMS INC., INTELISYS (NS) CO, INTELISYS ACQUISITION INC.,
INTELISYS AVIATION SYSTEMS INC.
List 'A'
Unsecured Creditors

No	Name	Address	Account No.	Amount of claim
		Mississauga ON L4W 5C7		
104	PR Newswire	810-7th Avenue 32nd Floor New York NY 10019		160.00
105	Purolator Courier Ltd	Box 1100 Etobicoke Postal Station Etobicoke ON M9C 5K2		528.00
106	Quebecor Printing Atlantic	PO Box 6250 Saint John NB E2L 3X6		431.00
107	Qwest	1801 California Street Denver, Colorado 80202		975.00
108	Ralph Eisenschmid	65 Mathieu-Martin Grand-Digue NB E4P 7V7		120,577.00
109	Renmark Financial Communications	2080 boul Rene Levesque Ouest Montreal QC H3H 1R6		44,514.00
110	Rigutto & Associes	19 rue Le Royer Ouest Montreal QC H2Y 1W4		725.00
111	Robertson Surette	77 Vaughn Harvey Blvd Moncton NB E1C 0K2		1.00
112	Roger Blackman	93 Magellan Drive Moncton NB E1A 5P3		895.00
113	Rogers Telecom	PO Box 46153, Stn. "A" Toronto ON M5W 4K9		10.00
114	Rogers Wireless Inc	PO Box 9100 Don Mills ON M3C 3P9		1,300.00
115	Sherb & Co., LLP	1900 NW Corporate Blvd Suite East 210 Boca Raton FL 33431		16,932.00
116	Shiek Hisham	PO Box 743 Manama,Kingdom of Bahrain		30,096.00
117	Shred-It Atlantic Canada	PO Box 23184 Moncton NB E1A 6S8		334.00
118	Skytrac Systems Ltd	201-1590 Airport Road Penticton BC V2A 8X1		524.00
119	Staples-The Business Depot	328 Green Road Stoney Creek ON L8E 5T7		412.00
120	Stewart McKelvey Stirling Scales	PO Box 7289 Stn. A Saint John NB E2L 4S6		58,571.00
121	Sylvie Landry	15 Job Road		528.00

Dated: June 29, 2006

Signature of Debtor or Officer

STATEMENT OF AFFAIRS (Sec 158)
IN THE MATTER OF THE PROPOSAL OF
THE CANADIAN INTELISYS GROUP OF COMPANIES
CONVERGIX, INC., CYNAPTEC INFORMATION SYSTEMS INC., INTELISYS (NS) CO, INTELISYS ACQUISITION INC., INTELISYS AVIATION SYSTEMS INC.

List 'A'

Unsecured Creditors

No	Name	Address	Account No.	Amount of claim
		Grand Barachois NB E4P 7P5		
122	The Depository Trust Company	Treasurers Department 55 Water Street, 49th Floor New York NY 10041		1,050.00
123	TK Printing Ltd	425 Edinburgh Drive Moncton NB E1E 2L2		1.00
124	Tyler MacKay	144 Harrington Road Shediac NB E4P 1W6		253.00
125	UPS	331 Elmwood Drive Moncton NB E1A 7V1		7.00
126	Vincent Baxendale	178 Preston Crescent Moncton NB E1C 9H4		5,012.00
127	Vintage Filings LCC	150 West 46th Street 6th Floor New York NY 10036		222.00
128	Webex Communications Inc	3979 Freedom Circle Santa Clara CA 95054		1.00
129	WHSCC	PO Box 160 Saint John NB E2L 3X9		3,025.00
130	World Market Research Centre	Cardinal Tower 12 Farringdon London, England. EC1M3NN		1.00
	TOTAL			6,302,901.00

Dated: June 29, 2006

Signature of Debtor or Officer

STATEMENT OF AFFAIRS (Sec 158)
IN THE MATTER OF THE PROPOSAL OF
THE CANADIAN INTELISYS GROUP OF COMPANIES
CONVERGIX, INC., CYNAPTEC INFORMATION SYSTEMS INC., INTELISYS (NS) CO, INTELISYS ACQUISITION INC., INTELISYS AVIATION SYSTEMS INC.

List 'B'

Secured Creditors

No	Name & Address Nature of Claim Particulars of Security	Amount of Claim	When Given	Estimated Value of Security	Estimated Surplus from Security	Balance of Claim Unsecured
1	Business Development Bank of Canada 766 Main Street Moncton NB E1C 1E6 Telephone System (BDC)	23 000 00	--	23 000 00	0 00	0 00
2	Jock English 62 Bateman Shediac NB E4P 1G2	34,000 00		0 00	0 00	34,000 00
3	National Leasing Group Inc 1558 Wilson Place Winnipeg MB R3T 0Y4 Cash on hand Computer equipment (National Leasing) Office furniture and equipment	59,000 00	-- -- --	19,000 00	0 00	40,000 00
4	Northstar Leasing 80 Bradford Street Suite 501 Barrie ON L4N 6S7 Computer Equipment (Northstar Leasing)	13,900 00	--	3,000 00	0 00	10,900 00
	TOTAL	129,900.00				84,900.00

Dated: June 29, 2006

Signature of Debtor or Officer

STATEMENT OF AFFAIRS (Sec 158)
IN THE MATTER OF THE PROPOSAL OF
THE CANADIAN INTELISYS GROUP OF COMPANIES
CONVERGIX, INC., CYNAPTEC INFORMATION SYSTEMS INC., INTELISYS (NS) CO, INTELISYS ACQUISITION INC., INTELISYS AVIATION SYSTEMS INC.
List 'C'
Preferred Creditors for Wages, Rent, Etc.

No	Name of Creditor Address and Occupation	Nature of Claim	Period During Which Claim Accrued	Amount of Claim	Amount Payable in Full	Ranking for Dividend
1	Benjamin Vuillemot 94 Redwater Drive Riverview NB E1B 4M5		/	2,000.00	2,000.00	D
2	Craig Morrissey 3084 Rte 134 Shediac Cape NB E4P 3H6		/	2,000.00	2,000.00	D
3	David Seeles 102 Rennick Road Moncton NB E1G 4X2		/	302.00	302.00	D
4	Frank Kays 58 Bell Street Moncton NB E1E 2H6		/	2,000.00	2,000.00	D
5	Jacques Fournier 29 rue de Chevreuil Dieppe NB E1A 8H1		/	2,000.00	2,000.00	D
6	Jeff Taylor 44 Bellevue Street St-Louis de Kent NB E4X 1B5		/	1,188.00	1,188.00	D
7	Jeremy Byron 25 Dusherrralee Grand Barachois NB E4P 7W8		/	2,000.00	2,000.00	D
8	Joanne Stewart 94 Redwater Drive Riverview NB E1B 4M5		/	795.00	795.00	D
9	Jock English 62 Bateman Shediac NB E4P 1G2		/	2,000.00	2,000.00	D
10	Joel Hudson 122 Wedgewood Avenue Riverview NB E1B 2C9		/	566.00	566.00	D
11	Kalyn Galloway 46 Strathmore Avenue Unit 9 Riverview NB E1B 5L6		/	1,469.00	1,469.00	D
12	Kenny Duffy 112 Caissie Avenue Shediac NB E4P 1K5		/	2,000.00	2,000.00	D
13	Neil Roop 203 Edgett Avenue		/	156.00	156.00	D

Dated: June 29, 2006

Signature of Debtor or Officer

STATEMENT OF AFFAIRS (See 158)
IN THE MATTER OF THE PROPOSAL OF
THE CANADIAN INTELISYS GROUP OF COMPANIES
CONVERGIX, INC., CYNAPTEC INFORMATION SYSTEMS INC., INTELISYS (NS) CO, INTELISYS ACQUISITION INC., INTELISYS AVIATION SYSTEMS INC.

List 'C'

Preferred Creditors for Wages, Rent, Etc.

No	Name of Creditor Address and Occupation	Nature of Claim	Period During Which Claim Accrued	Amount of Claim	Amount Payable in Full	Ranking for Dividend
	Moncton NB E1C 7B6					
14	Tyler MacKay 144 Harrington Road Shediac NB E4P 1W6		/	470.00	470.00	D
15	Vincent Baxendale 178 Preston Cres Moncton NB E1C 9H1		/	1,954.00	1,954.00	D
	TOTAL			20,900.00		

Dated: June 29, 2006

Signature of Debtor or Officer

STATEMENT OF AFFAIRS (Sec 158)
IN THE MATTER OF THE PROPOSAL OF
THE CANADIAN INTELISYS GROUP OF COMPANIES
CONVERGIX, INC., CYNAPTEC INFORMATION SYSTEMS INC., INTELISYS (NS) CO, INTELISYS ACQUISITION INC., INTELISYS AVIATION SYSTEMS INC.
List 'D'
Contingent or Other Liabilities

No	Name of Creditor or Claimant Address and Occupation	Amount of Liability or Claim	Amount Expected to Rank for Dividend	Date Liab Incurred Mo Yr	Nature of Liability
1	Jack Levandowski c/o Forbes Roth Basque PO Box 480, 300-814 Main Street Moncton NB E1C 8L9	1.00	0.00		
2	Meridian Recruitment Services PO Box 30 Suite 300, 1465 Brenton St Halifax NS B3J 3C4	1.00	0.00		
	TOTAL		0.00 $0.00		

Dated: June 29, 2006

Signature of Debtor or Officer

STATEMENT OF AFFAIRS (Sec 158)
IN THE MATTER OF THE PROPOSAL OF
THE CANADIAN INTELISYS GROUP OF COMPANIES
CONVERGIX, INC., CYNAPTEC INFORMATION SYSTEMS INC., INTELISYS (NS) CO, INTELISYS ACQUISITION INC.,
INTELISYS AVIATION SYSTEMS INC.

List 'E'

Debts Due to the Estate

No	Name, Address & Occupation of Debtor	Nature of Debt Particulars of Security Folio Ledger for Particulars	Amount of Debt Good Doubtful Bad	Contracted Yr Mo	Estimated to Produce
1	Accounts receivable		108,000.00 0.00 0.00	1/1/2000	0.00
	TOTAL				50.00

Dated: June 29 2006

Signature of Debtor or Officer

STATEMENT OF AFFAIRS (Sec 158)
IN THE MATTER OF THE PROPOSAL OF
THE CANADIAN INTELISYS GROUP OF COMPANIES
CONVERGIX, INC., CYNAPTEC INFORMATION SYSTEMS INC., INTELISYS (NS) CO, INTELISYS ACQUISITION INC.,
INTELISYS AVIATION SYSTEMS INC.

List 'F'

Bills of Exchange, Promissory Notes, Lien Notes
Chattel Mortages, etc., Available as Assets

No	Name of all Promissors, Acceptors, Endorsers, Mortgagors and Guarantors Address and Occupation	Amount of Bill or Note	Date When Due	Estimated to Produce	Particulars held as Security for Payment of Bills or Notes
	TOTAL			$0.00	

Dated: June 29, 2006

Signature of Debtor or Officer

STATEMENT OF AFFAIRS (Sec 158)
IN THE MATTER OF THE PROPOSAL OF
THE CANADIAN INTELISYS GROUP OF COMPANIES
CONVERGIX, INC., CYNAPTEC INFORMATION SYSTEMS INC., INTELISYS (NS) CO, INTELISYS ACQUISITION INC., INTELISYS AVIATION SYSTEMS INC.
List 'G'
Real Property or Immovable Owned by

No	Description of Property Nature of 's Interest In Whose Name Does Title Stand	Total Value	Particular of Mortgages Hypothecs or other Encumbrances Name & Address	Amount	Equity or Surplus
				0.00	
	TOTAL	0.00			

Dated: June 29, 2006

Signature of Debtor or Officer

STATEMENT OF AFFAIRS (Sec 158)
IN THE MATTER OF THE PROPOSAL OF
THE CANADIAN INTELISYS GROUP OF COMPANIES
CONVERGIX, INC., CYNAPTEC INFORMATION SYSTEMS INC., INTELISYS (NS) CO, INTELISYS ACQUISITION INC., INTELISYS AVIATION SYSTEMS INC.

List 'H'

Property

Give full particulars of property of every description that is in the debtor's possession, or that may devolve on the debtor in accordance with section 67 of the act and that are not included in any other list

Nature of Property	Location Details of Property	Original Cost	Estimated to Produce
(a) Stock-in-Trade			NIL
(b) Trade fixtures, etc	Leasehold improvements	75,000.00	NIL
(c) Cash in financial institutions			NIL
(d) Cash on hand	Cash on hand (encumb.)	10,000.00	10,000.00
(e) Livestock			NIL
(f) Machinery, equipment and plant	Office furniture and equipment (encumb.)	35,000.00	5,000.00
	Computer equipment (National Leasing) (encumb.)	140,000.00	1,000.00
	Computer Equipment (Northstar Leasing) (encumb.)	30,000.00	3,000.00
	Computer Equipment (Other)	80,000.00	Unknown
	Telephone System (BDC) (encumb.)	23,000.00	23,000.00
(g) Furniture			NIL
(h) Life insurance policies, RRSPs, etc			NIL
(i) Securities			NIL
(j) Interests under wills, etc			NIL
(k) Vehicles			NIL
(l) Taxes			NIL
(m) Other property	Prepaid expenses	48,000.00	NIL
	Computer software	47,000.00	NIL
TOTAL			45,000.00

Dated: June 29, 2006

Signature of Debtor or Officer

District of New Brunswick
Division No. 04-Moncton
Court No:
Estate No:

VOTING LETTER
IN THE MATTER OF THE PROPOSAL OF
THE CANADIAN INTELISYS GROUP OF COMPANIES
CONVERGIX, INC., CYNAPTEC INFORMATION SYSTEMS INC., INTELISYS (NS) CO,
INTELISYS ACQUISITION INC., INTELISYS AVIATION SYSTEMS INC.

I, ____ ,creditor

of ____

a creditor in the above matter for the sum of $ ______________, hereby request the trustee acting with respect to the proposal of THE CANADIAN INTELISYS GROUP OF COMPANIES to record my vote FOR/AGAINST the acceptance of the proposal as made on the 29th day of June, 2006.

Dated at ______________________, ______________________

this ________ day of ______________________, __________.

______________________ ______________________
Signature of witness Signature of creditor

______________________ ______________________
Name of witness Name and Title of Signing Officer

SPE3030

A. C. POIRIER & ASSOCIATES INC.
133 Prince William Street, Suite 401, Saint John, New Brunswick, E2L 2B5
Telephone: (506) 634-1202 - Facsimile: (506) 634-1205

PROOF OF CLAIM

(Subsection 50.1(1), subsections 65.2(4), 81.2(1), 102(2), 124(2), 128(1), and paragraphs 51(1)(e) and 66.14(b) of the Act)

(All notices or correspondence regarding this claim must be forwarded to the following address:)

Address: ______________________________ Phone: ____________________

______________________________ Fax: ____________________

____

In the matter of the bankruptcy (*or proposal, or the receivership*) of ____________________ *(name of debtor)*,

of ____________________ *(city and province)* and the claim of ____________________, creditor.

I, ____________________ *(name of creditor or representative of creditor)*, of ____________________(city & Province), do hereby certify:

1. That I am a creditor of the above-named debtor (or that I am) ____________________ *(state position or title)* of ____________________ *(name of creditor)*.

2. That I have knowledge of all the circumstances connected with the claim referred to below.

3. That the said debtor was at the date of bankruptcy (*or the date of the receivership, or in the case of a proposal, the date of the notice of intention or of the proposal, if no notice of intention was filed*), namely the _______day of __________, _________, and still is, indebted to the creditor in the sum of $____________, as specified in the statement of account (*or affidavit or solemn declaration*) attached and marked "Schedule A", after deducting any counterclaims to which the debtor is entitled. (*The attached statement of account or affidavit must specify the vouchers or other evidence in support of the claim.*)

4. (Check and complete appropriate category.)

( ) **A. UNSECURED CLAIM OF $**____________________

That in respect of the said debt, I do not hold any assets of the debtor as security and

(Check appropriate description)

( ) Regarding the amount of $ ____________, I do not claim a right to priority.

( ) Regarding the amount of $____________, I claim a right to a priority under section 136 of the Act.

(Set out on an attached sheet details to support priority claims.)

( ) **B. CLAIM OF LANDLORD FOR DISCLAIMER OF A LEASE $**____________________

That I hereby make a claim under subsection 65.2(4) of the Act, particulars of which are as follows:

(Give full particulars of the claim, including the calculations upon which the claim is based)

( ) **C. SECURED CLAIM OF $**____________________

That in respect of the said debt, I hold assets of the debtor valued at $__________ as security, particulars of which are as follows: *(Give full particulars of the security, including the date on which the security was given and the value at which you assess the security, and attach a copy of the security documents).*

There are two (2) pages to this document.
Instructions for completion can be found on reverse.

( ) **D. CLAIM BY FARMER, FISHERMAN, OR AQUACULTURIST 0F $____________________**

That I hereby make a claim under subsection 81.2(1) of the Act for the unpaid amount of $________________ (attach a copy of sales agreement and delivery receipts.)

( ) **E. CLAIM AGAINST DIRECTOR $ ________________**

(To be completed when a proposal provides for the compromise of claims against directors)
That I hereby make a claim under subsection 50(13) of the Act, particulars of which are as follows.
(Give full particulars of the claim, including the calculations upon which the claim is based)

5. That to the best of my knowledge and belief, I am (or the above-named creditor is) (or am not or is not) related to the debtor within the meaning of section 4 of the Act.

6. That the following are the payments that I have received from and the credits that I have allowed to the debtor within the three months (or, if the creditor and the debtor are related within the meaning of section 4 of the Act, within the 12 months) immediately before the date of the initial bankruptcy event within the meaning of Section 2 of the Act : (Provide details of payments and credits)

(Applicable in the case of the Bankrutpcy of an individual)
( ) I request to be advised of any material change in the financial situation of the bankrupt, pursuant to subparagraph 102 (3)(b)(i) of the Act.
( ) I request to be advised of any amendment made regarding the amount that the bankrupt is required to pay, pursuant to subsection 68(4) of the Act.
( ) I request that a copy of the report filed by the trustee regarding the bankrupt's application for discharge pursuant to subsection 170(1) of the Act be sent to the above address.

Dated at ______________________ this ___________ day of _____________________, 20__

__________________________ __________________________
Witness Creditor

NOTE: If an affidavit is attached, it must have been made to before a person qualified to take affidavits.

WARNINGS: A trustee may, pursuant to subsection 128(3) of the Bankruptcy and Insolvency Act, redeem a security on payment to the secured creditor of the debt or the value of the security as assessed, in a proof of security, by the secured creditor.

Subsection 201(1) of the Bankruptcy and Insolvency Act provides severe penalties for making any false claim, proof, declaration or statement of account.

General Proxy

In the Matter of the Bankruptcy (or Proposal) of

____

I (or We) ________________________, of the __________________________
of ________________, a creditor (or creditors) hereby appoint __________________
of the _____________ of ______________ with the power of substitution to be my (or our) general proxy in the above matter (excepting only as to the receipt of dividends).
Dated at _____________________, this ________ day of __________________, 20__.

__________________________ __________________________
(Signature of Witness) (Signature(s) of Creditor(s))

There are two (2) pages to this document.
Instructions for completion can be found on reverse.

CHECKLIST FOR PROOFS OF CLAIM

This checklist is provided to assist you in preparing the accompanying proof of claim form in a complete and accurate manner. We trust you will find it of assistance. Please do not return this page, simply discard it after use.

General

The Proof of Claim must be signed.

The signature of a witness is required.

The Claim must be signed personally by the individual computing this declaration.

Give the complete address where all notices and correspondence are to be forwarded.

The amount on the statement of account must correspond to the amount indicated on the proof of claim.

Paragraph (1) of The Proof of Claim

If the individual completing the proof of claim is not the creditor himself, he must state his/her position or title.

Paragraph (3) of The Proof of Claim

A detailed statement of account must be attached.

The statement of account must be complete.

NOTE:

A detailed statement of account must be attached to the Proof of Claim and must show the date, the number and the amount of all the invoices or charges, together with the date, the number and the amount of all credits or payments.

A statement of account is not complete if it begins with an amount brought forward.

Paragraph (4) of The Proof of Claim

An unsecured creditor must strike out sub-paragraphs (b) and (c) and must complete sub-paragraph (a)

A secured creditor must strike out sub-paragraphs (a) and (c) and must complete sub-paragraph (b)A claim submitted by a Farmer, Fisherman, or Aquaculturist must strike out sub-paragraphs (a) and (b) and must complete sub-paragraph (c)

Paragraph (5) of The Proof of Claim

All claimants must indicate if he or she is related or not to the debtor, as defined in Section 20 of the Bankruptcy Act, by striking out "Are or Are Not".

Paragraph (6) of The Proof of Claim

All claimants must attach a detailed list of all payments or credits received or granted, as follows:

(a) within the 3 months preceding the bankruptcy or the proposal, in the case where the claimant and the debtor are not related.

(b) within the 12 months preceding the bankruptcy or proposal, in the case where the claimant and the debtor are related.